                                                                  EXHIBIT I




                               CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the references to our Firm under the caption "Legal Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Performance Funds Trust. This consent does not constitute a consent under
Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            /s/ Drinker Biddle & Reath LLP
                                            ----------------------------------
                                            DRINKER BIDDLE & REATH LLP


Philadelphia, Pennsylvania
September 29, 2006

                                                                  EXHIBIT I



                               September 29, 2006


Performance Funds
3435 Stelzer Road
Columbus, OH  43219

         Re:   Performance Funds Trust -- Shares of Beneficial Interest
               --------------------------------------------------------

Gentlemen:

     We have acted as counsel for Performance Funds Trust, a Delaware business trust ("Trust"), in connection with the registration by the Trust of its shares of beneficial interest, par value $0.001 per share.

     The Trust Instrument of the Trust authorizes the issuance of an unlimited number shares of beneficial interest, which are divided into eleven (11) series, designated as follows:

The Money Market Fund                          The Mid Cap Equity Fund
     Class A Shares                                 Class A Shares
     Class B Shares                                 Class B Shares
     Institutional Shares                           Institutional Shares

The U.S. Treasury Money Market Fund            The Leaders Equity Fund
     Class A Shares                                 Class A Shares
     Class B Shares                                 Class B Shares
     Institutional Shares                           Institutional Shares

The Short Term Government Income Fund          The Performance Advisor Growth Portfolio
     Class A Shares                                 Class C Shares
     Institutional Shares

The Intermediate Term Income Fund              The Performance Advisor Moderate Portfolio
     Class A Shares                                 Class C Shares
     Class B Shares
     Institutional Shares

The Strategic Dividend Fund                    The Performance Advisor Conservative Portfolio
     Class A Shares                                 Class C Shares
     Institutional Shares

The Large Cap Equity Fund
     Class A Shares
     Class B Shares
     Institutional Shares

Performance Funds Trust
September 29, 2006
Page 2


(each, a "Series" and collectively, the "Series"). The Board of Trustees ("Board") of the Trust has previously authorized the issuance of shares of these Series to the public. The shares of beneficial interest designated into each such series are referred to herein as the "Current Series Shares"; the shares of beneficial interest that are not designated into series are referred to herein as the "Future Shares"; and the Current Series Shares and the Future Shares are referred to collectively herein as the "Shares." You have asked for our opinion on certain matters relating to the Shares.

     We have reviewed the Trust Instrument and Bylaws of the Trust, resolutions of the Trust's Board, certificates of public officials and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Trust's Registration Statement (File Nos. 33-46488/811-6603) on Form N-1A filed under the Securities Act of 1933 ("Securities Act") and the Investment Company Act of 1940 ("1940 Act"), each as amended (the "Registration Statement"), as amended through Post-Effective Amendment No. 29 thereto.

     This opinion is based exclusively on the laws of the State of Delaware and the federal laws of the United States of America.

     We have assumed the following for purposes of this opinion:

     1. The Current Series Shares have been, and will continue to be, issued in accordance with the Trust Instrument and Bylaws of the Trust and resolutions of the Trust's Board and shareholders relating to the creation, authorization and issuance of the Current Series Shares.

     2. Prior to the issuance of any Future Shares, the Board (a) will duly authorize the issuance of such Future Shares, (b) will determine with respect to each series of such Shares the preferences, limitations and relative rights applicable thereto and (c) with respect to such Future Shares, will duly take the action necessary to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations").

     3. With respect to the Future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) the Trust Instrument and Bylaws of the Trust, each as amended as of the date of such issuance, and (ii) the applicable Future Series Designations.

     4. The Board will not change the preferences, limitations or relative rights of any series of Shares after any Shares of such series have been issued.

Performance Funds Trust
September 29, 2006
Page 3


                  Based upon the foregoing, we are of the opinion that:

     1. The Trust is authorized to issue an unlimited number of shares of beneficial interest in each of the Series.

     2. The Trust's Board is authorized (i) to create from time to time one or more additional series of shares and, (ii) to determine, at the time of creation of any such series, the designations, preferences, limitations and relative rights thereof.

     3. All necessary action by the Trust to authorize the Current Series Shares has been taken, and the Trust has the power to issue the Current Series Shares.

     4. The Shares will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement, validly issued, fully paid and non-assessable by the Trust.

     We consent to the filing of this opinion with Post-Effective Amendment No. 29 to the Registration Statement to be filed by the Trust with the Securities and Exchange Commission. We hereby certify that Post-Effective Amendment No. 29 does not contain disclosure that would render it ineligible to become effective immediately upon filing pursuant to Rule 485(b) under the Securities Act.


                                         Very truly yours,



                                         DRINKER BIDDLE & REATH LLP